                                 EXHIBIT 23.2

                                                                    Exhibit 23.2

                               ACCOUNTANT'S CONSENT

        We have issued our report dated May 20, 1997, accompanying the financial statements of The Wayne Savings and Loan Company which are included in the Form S-8 Registration Statement of Wayne Savings Bancshares, Inc. We hereby consent to the inclusion of said report in Wayne Savings Bancshares, Inc.'s Form S-8 Registration Statement as filed with the Securities and Exchange Commission on or about December 2, 1997.

/s/ Grant Thornton LLP

Cincinnati, Ohio
December 1, 1997